EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 24, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2010 – July 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.3%	2.1%	-5.2%	7.2%	-4.0%	-2.2%	1.2%	-2.2%	9.9%	-28.6%	-0.2	-0.3
B**	-0.3%	2.0%	-5.6%	6.6%	-4.6%	-2.8%	0.5%	-2.8%	9.9%	-29.9%	-0.2	-0.4
Legacy 1***	-0.3%	2.2%	-4.1%	9.1%	-2.0%	-0.2%	N/A	-0.2%	9.8%	-23.7%	0.0	0.0
Legacy 2***	-0.3%	2.2%	-4.2%	9.0%	-2.2%	-0.5%	N/A	-0.5%	9.8%	-24.4%	0.0	-0.1
Global 1***	-0.2%	2.2%	-4.0%	9.7%	-1.5%	-0.4%	N/A	-0.4%	9.4%	-21.9%	0.0	-0.1
Global 2***	-0.2%	2.2%	-4.1%	9.6%	-1.7%	-0.6%	N/A	-0.6%	9.4%	-22.4%	0.0	-0.1
Global 3***	-0.3%	2.1%	-5.0%	7.9%	-3.3%	-2.3%	N/A	-2.3%	9.4%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	-2.2%	0.9%	2.1%	9.9%	17.1%	16.0%	7.6%	16.0%	11.7%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	1.9%	2.6%	-2.0%	8.4%	1.0%	6.7%	6.7%	6.7%	11.9%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					36%
Energy	8%	Short	Crude Oil	2.7%	Short	8%	Short	Crude Oil	2.7%	Short
			Brent Crude Oil	2.1%	Short			Brent Crude Oil	2.1%	Short
Grains/Foods	12%	Long	Corn	2.8%	Long	12%	Long	Corn	2.8%	Long
			Soybeans	1.7%	Long			Soybeans	1.7%	Long
Metals	16%	Short	Gold	6.5%	Short	16%	Short	Gold	6.5%	Short
			Silver	2.5%	Short			Silver	2.6%	Short
FINANCIALS	64%					64%
Currencies	24%	Long $	Canadian Dollar	2.9%	Short	24%	Long $	Canadian Dollar	2.9%	Short
			Japanese Yen	2.7%	Short			Japanese Yen	2.7%	Short
Equities	22%	Long	Nasdaq	3.7%	Long	22%	Long	Nasdaq	3.7%	Long
			DJ Eurostoxx 50 Index	2.8%	Long			DJ Eurostoxx 50 Index	2.8%	Long
Fixed Income	18%	Long	Eurodollars	2.3%	Long	18%	Long	Eurodollars	2.3%	Long
			Bunds	1.7%	Long			Bunds	1.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas and heating oil markets fell because of a combination of forecasts for above-average temperatures in the U.S and an increase in supplies. Crude oil markets declined, influenced by volatility in the Chinese stock markets and continued concerns regarding world-wide oversupply.

Grains/Foods
Corn and wheat prices dropped as favorable weather raised harvest forecasts.  Sugar prices fell, pressured by elevated supplies and soft demand. Cocoa prices decreased due to reduced demand in Asia.  Coffee prices fell as forecasts for dry weather favored growing conditions and the fall in value of the Brazilian real added to the decline in prices.

Metals
Gold prices declined amidst expectations the Federal Reserve will hike interest rates in September. Copper markets moved lower after manufacturing activity in China slowed to a 15-month low in July.  Aluminum markets were driven lower by increased supplies.

Currencies
The euro strengthened after the Greek Parliament passed the reform measures required for its new bailout package. The Australian dollar weakened as a result of weak commodity prices and weak Chinese manufacturing data.  The dollar weakened ahead of the release of U.S. jobless claims data and after a drop in U.S. equity markets.

Equities
Global equity markets moved lower as the slump in the Chinese markets raised concerns of a contagion on global risk assets. U.S. equity markets were also pressured by inconsistent economic data and by disappointing corporate earnings.

Fixed Income	Global fixed-income markets moved higher due to increased demand for safe-haven assets amidst sharp declines in the global equity and commodity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.